As filed with the Securities and Exchange Commission on January 11, 2006

                      Registration No. __________________


                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8

                             Registration Statement
                                     Under
                           The Securities Act of 1933

                           HYPERDYNAMICS CORPORATION
             (Exact Name of Registrant as specified in its charter)

             Delaware                                           87-0400335
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
  Incorporation  or  Organization)                       Identification  Number)

                            HYPERDYNAMICS CORPORATION
                           9700 Bissonnet, Suite 1700
                              Houston, Texas 77036
                              voice: (713) 353-9400
                               fax: (713) 353-9421
        (Address and telephone number of principal executive offices and principal place of business)

                     Stock and Stock Option Plan, As Amended
                            (Full Title of the Plan)


                          Kent Watts, CEO and President
                            HYPERDYNAMICS CORPORATION
                           9700 Bissonnet, Suite 1700
                              Houston, Texas 77036
                voice: (713) 353-9400        fax: (713) 353-9421
                  (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                 With a Copy to:
                               Joel Seidner, Esq.
                             1240 Blalock, Suite 250
                              Houston, Texas 77055
                         voice: (713) 461-2627 ext. 210
                               fax: (713) 461-2633



Calculation  Of  Registration  Fee
===============================================================================

                                        Proposed     Proposed
                                         Maximum      Maximum
                                        Offering     Aggregate     Amount of
Title of Securities    Amount to be     Price Per    Offering    Registration
to be Registered        Registered      Share (1)      Price          Fee
-------------------------------------------------------------------------------


Common Stock,        4,120,000 shares  $2.07       $8,528,400      $913.00
par value $0.001,
to be issued upon
grant of stock
from the
Stock and
Stock Option Plan



(1) The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. Computation is based on the closing price of the common stock on the Amex under the stock symbol "HDY' on January 9, 2006.

                                    PART  II

               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference.

      There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by HYPERDYNAMICS CORPORATION (the "Registrant"):

1. The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2005, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. All other reports filed pursuant to Section 1(a) or 15(d) of the Exchange Act since the end of our last fiscal year which are Form 10-Q, as amended, for the quarter ended September 30, 2005; and Form 8-Ks filed July 29, 2005, August 8, 2005, September 16, 2005, and November 3, 2005.

3. The description of our securities contained in the Registrant's Form SB-2 filed February 5, 2000, and Form 8-K filed June 15, 2001.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item  4.     Description  of  Securities.

     Not  applicable

Item  5.     Interests  of  Named  Experts  and  Counsel.

                Joel Seidner, Esq., Attorney At Law, 1240 Blalock Road, Suite 250, Houston, Texas 77055, tel. (713) 461-2627 ext. 210, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for us by Mr. Seidner.

                Our consolidated balance sheets as of June 30, 2005 and 2004, and the consolidated statements of operations, stockholders' deficit, and cash flows, for each of the three years in the period ended June 30, 2005 have been incorporated by reference to our Form 10-KSB in reliance on the report of Malone & Bailey, PC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

Item  6.     Indemnification  of  Directors  and  Officers.

The Delaware General Corporation Law provides that we will indemnify our directors and officers if they are a party to any civil or criminal action. This may discourage claimants from making claims against the directors and officers even if the claims have merit. The cost of indemnification could be high.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item  7.     Exemption  from  Registration  Claimed.

     Not  applicable.

Item  8.     Exhibits.



Exhibit Number               Exhibit Name

     4.1               Stock and Stock Option Plan, as amended.

     5.1 Opinion of Counsel with respect to the legality of the securities being registered.

     23.1              Consent of Counsel (contained in Exhibit 5.1).

     23.2              Consent of Malone & Bailey, PC.

Item  9.     Undertakings.

a.

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. Provided however, That:

          A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

          B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (?230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.     The  undersigned  registrant  hereby  undertakes  that:

     1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, State of Texas on January 10, 2006.

                           HYPERDYNAMICS CORPORATION

January  10,  2006     By:  /s/  Kent  Watts
                            Kent  Watts
                            Chairman  of  the  Board,
                            Director,
                            Chief  Executive  Officer

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Kent  Watts            Chairman  of  the  Board,          January  10,  2006
    Kent  Watts            Director,  President
                           Chief  Executive  Officer

/s/ Harold  A.  Poling     Director                           January  10,  2006
    Harold  A.  Poling

/s/ Harry  J.  Briers      Director, Chief Operating Officer  January  10,  2006
    Harry  J.  Briers      and  Executive  Vice-president

/s/  Al  Young             Director                           January  10,  2006
     Al  Young

/s/  Steven  M.  Plumb     Chief  Financial  Officer          January  10,  2006
     Steven  M.  Plumb